EXHIBIT 5
                                                        ---------

                  LeBOEUF, LAMB, GREENE & MacRAE
        A Partnership Including Professional Corporations
                       125 West 55th Street
                  New York, New York  10019-5389

                                   February 25, 1994

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey  07719

Ladies and Gentlemen:

          We have acted as counsel for New Jersey Resources Corporation, a New Jersey corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") executed and filed for the purpose of registering under the Securities Act of 1933, 150,000 shares of the Company's common stock, par value $2.50 per share (the "Additional Common Stock"), to be sold pursuant to the Company's Employees' Retirement Savings Plan (the "Plan").

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Company representatives.

          Based upon the foregoing examination, we are of the opinion that the Additional Common Stock, when sold pursuant to the Plan, will be validly issued, fully paid and non-assessable shares, and the Plan participants who are credited with the same will be entitled to the rights and privileges pertaining thereto as set forth in the Restated Certificate of Incorporation of the Company, provided that:

          (a) the Registration Statement shall have become and remain effective for the purpose of the sale of the Additional Common Stock; and

          (b) shares of the Additional Common Stock are duly credited to Plan participants by the agent for the participants and the consideration therefor shall have been received by the Company.

          We are, in this opinion, opining only on the law of the State of New Jersey (without reference to "blue sky" matters) and the federal law of the United States.

          We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of our name therein, and in any amendments thereto.

                                   Very truly yours,


                                   LeBoeuf, Lamb, Greene & MacRae